UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
February 15, 2008

BREITBURN ENERGY PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33055 (Commission File Number)	74-3169953 (I.R.S. Employer Identification No.)

515 South Flower Street, Suite 4800
Los Angeles, CA 90071
(Address of principal executive office)

(213) 225-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Pursuant to the Underwriting Agreement dated October 3, 2006, among BreitBurn Energy Partners L.P. (the “Partnership”), BreitBurn GP, LLC (“BreitBurn GP”), the general partner of the Partnership, BreitBurn Energy Company L.P. and RBC Capital Markets Corporation, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, A.G. Edwards & Sons, Inc., Wachovia Capital Markets, LLC, Deutsche Bank Securities Inc. and Canaccord Adams Inc., the Partnership agreed to make generally available to its security holders an earnings statement of the Partnership and its subsidiaries complying with the provisions of Section 11(a) of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations, including Rule 158 under the Securities Act. In accordance with Section 11(a) and Rule 158 of the Securities Act, the Partnership has furnished in this Form 8-K an unaudited Statement of Operations for the twelve months ended October 31, 2007.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Partnership specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

	By:	BreitBurn GP, LLC,
its general partner

Date: February 15, 2008	By:	/s/ Halbert S. Washburn
Halbert S. Washburn
Co-Chief Executive Officer

BreitBurn Energy Partners L.P. and Subsidiaries
Unaudited Consolidated Statement of Operations

Period of
October 10, 2006
Thousands of dollars,	through
except per unit amounts	October 31, 2007

Revenues and other income items:
Oil, natural gas and natural gas liquid sales	$133,368
Realized gain on derivative instruments (note 8)	1,411
Unrealized loss on derivative instruments (note 8)	(102,857)
Other revenue, net	872
Total revenues and other income items	32,794
Operating costs and expenses:
Operating costs	54,868
Depletion, depreciation and amortization	17,817
General and administrative expenses	29,926
Total operating costs and expenses	102,611
Operating loss	(69,817)
Interest and other financing costs, net	1,989
Other expenses, net	254
Total other expense	2,243
Loss before taxes and minority interest	(72,060)
Income tax expense (benefit) (note 5)	(600)
Minority interest (note 11)	60
Net loss	$(71,520)
General Partner's interest in net loss	(1,101)
Net loss available to common unitholders	$(70,419)

Basic net loss per unit	$(2.83)
Diluted net loss per unit	$(2.83)
Weighted average number of units used to calculate
Basic net loss per unit	24,874,649
Diluted net loss per unit	24,874,649

See accompanying notes to unaudited consolidated statement of operations

Notes to Consolidated Statement of Operations
(Unaudited)

1.	Basis of Presentation

The accompanying unaudited consolidated statement of operations has been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Accordingly, it does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The Partnership follows the successful efforts method of accounting for oil and gas activities. Depreciation, depletion and amortization (“DD&A”) of proved oil and gas properties is computed using the units-of-production method net of any estimated residual salvage values. For further information, refer to the consolidated financial statements and footnotes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2006.

2.	Organization and description of operations

The Partnership is a Delaware limited partnership formed on March 23, 2006 to acquire certain oil and gas properties of BreitBurn Energy, the Predecessor. BreitBurn GP serves as the general partner of the Partnership. The Partnership conducts its operations through its wholly-owned subsidiaries BreitBurn Operating L.P. (“OLP”) and OLP’s general partner BreitBurn Operating GP, LLC (“OGP”).

On October 10, 2006, the Partnership completed an initial public offering of 6,000,000 common units representing limited partner interests of the Partnership (“Common Units”) at $18.50 per unit, or $17.205 per unit after payment of the underwriting discount. Total proceeds from the sale of the Common Units in the initial public offering were $111 million, before underwriting discounts and offering costs, of approximately $7.8 million and $4.1 million, respectively. The Partnership used the net proceeds of $99.1 million to make distributions of $63.2 million to Provident Energy Trust (“Provident”) and BreitBurn Energy Corporation (“BreitBurn Corporation”) and to repay $36.5 million in assumed indebtedness. The historical relationship between the Predecessor, Provident and BreitBurn Corporation is further discussed under the caption “BreitBurn Energy Company L.P.” included elsewhere in this note. On November 1, 2006, the underwriters exercised their option to purchase an additional 900,000 Common Units to cover over-allotments in the initial public offering. The sale to cover over-allotments was at the initial public offering price of $18.50 per unit, less the underwriting discount, and closed on November 6, 2006. The Partnership used the net proceeds of approximately $15.5 million from the exercise of the underwriters’ over-allotment option to redeem 900,000 Common Units in the aggregate owned by Provident’s two indirect wholly-owned subsidiaries, Pro GP Corp. (“Pro GP”) and Pro LP Corp. (“Pro LP”), and BreitBurn Corporation. Following redemption, those Common Units were cancelled.

Additionally, on October 10, 2006:

a)
The Partnership entered into a Contribution, Conveyance and Assumption Agreement with BreitBurn Energy. Immediately prior to the closing of the initial public offering, the following transactions, among others, occurred pursuant to the Contribution, Conveyance and Assumption Agreement:

▪	BreitBurn Energy conveyed to OLP its interests in the Partnership Properties along with its stock in three subsidiaries and OLP assumed $36.5 million of indebtedness;

▪	BreitBurn Energy distributed its interest in OGP and its limited partner interest in OLP to Pro GP, Pro LP and BreitBurn Corporation in proportion to their ownership interests in BreitBurn Energy;

▪
Pro GP, Pro LP and BreitBurn Corporation conveyed a 0.01%, 1.90% and 0.09%, respectively, interest in OLP to the General Partner in exchange for a 0.40%, 95.15% and 4.45%, respectively, member interest in the General Partner;

▪	The General Partner conveyed its interest in OLP to the Partnership in exchange for a continuation of its 2% general partner interest in the Partnership; and

▪
Pro GP, Pro LP and BreitBurn Corporation conveyed their remaining interests in OLP and OGP to the Partnership in exchange for (a) an aggregate of 15,975,758 Common Units representing limited partner interests, equal to a 71.24% limited partner interest in the Partnership, and (b) received approximately $63.2 million, as a distribution of the initial public offering proceeds, to reimburse them for certain capital expenditures made directly by them or through BreitBurn Energy.

The following table presents the net assets conveyed by BreitBurn Energy to the Partnership immediately prior to the closing of the initial public offering including the debt assumption:

October 10,
Thousands of dollars	2006
Cash and cash equivalents	$16
Accounts receivable—trade	4,225
Non-hedging derivative instruments	4,007
Prepaid expenses and other current assets	459
Non-hedging derivative instruments - non-current	1,235
Property and equipment, net	183,456
Other assets	174
Total assets	$193,572

Accounts payable	$897
Accounts payable—affiliates	5,237
Accrued expenses and other current liabilities	328
Long-term debt	36,500
Deferred income taxes	4,343
Asset retirement obligation	7,456
Total liabilities	$54,761
Net assets	$138,811

The transfer of ownership of assets from the Predecessor to the Partnership was recorded at historical costs in accordance with Emerging Issues Task Force (“EITF”) Issue No. 87-21, “Change in Accounting Basis in Master Limited Partnership Transactions.”

On May 24 and 25, 2007, the Partnership sold approximately $130 million and $92 million, respectively, of Common Units in two private placements. The Partnership issued and sold 4,062,500 and 2,967,744 Common Units at $32.00 per unit and $31.00 per unit, respectively.

As a result of the transactions described above, as of October 31, 2007, Provident and BreitBurn Corporation collectively owned 15,075,758 Common Units, representing a 51.97% limited partner interest and a 1.52% general partner interest in the Partnership. As of such date, the public holders owned 48.03% of the Common Units.

On November 1, 2007, the Partnership completed an acquisition and private placement of Common Units that further changed the overall ownership interests (see note 12 - Subsequent Events).

BreitBurn Energy Company L.P. (Predecessor)

BreitBurn Energy, was formed on June 15, 2004 when Provident acquired BreitBurn Energy’s former predecessor, BreitBurn Energy Company LLC, which was then converted into BreitBurn Energy Company L.P., a Delaware limited partnership. At October 31, 2007, percentage interests in BreitBurn Energy were held as follows: Pro GP, the general partner, 0.4%; Pro LP, a limited partner, 95.50%; and BreitBurn Corporation, a limited partner, 4.10%.

3.	Accounting Standards Not Yet Adopted

SFAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities — including an amendment of FAS 115” (“SFAS No. 159”). In February 2007, the FASB issued SFAS No. 159 which allows entities to choose, at specified election dates, to measure eligible financial assets and liabilities at fair value in situations in which they are not otherwise required to be measured at fair value. If a company elects the fair value option for an eligible item, changes in that item’s fair value in subsequent reporting periods must be recognized in current earnings. The provisions of SFAS No. 159 will be effective for the Partnership beginning January 1, 2008. The Partnership is evaluating the impact of adoption of SFAS No. 159 but does not currently expect the adoption to have a material impact on its financial position, results of operations or cash flows.

SFAS No. 157, Fair Value Measurements. In September 2006, the FASB issued SFAS No. 157, which will become effective for the Partnership on January 1, 2008. This standard defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The Statement does not require any new fair value measurements but would apply to assets and liabilities that are required to be recorded at fair value under other accounting standards. The impact, if any, to the Partnership from the adoption of SFAS No. 157 in 2008 will depend on the Partnership’s assets and liabilities at that time that are required to be measured at fair value.

4.	Acquisitions

Third Quarter 2007

On September 11, 2007, the Partnership deposited in escrow $35 million relating to the Quicksilver Acquisition which was applied to the cash consideration at closing on November 1, 2007. See note 12 -Subsequent Events for a detailed description of the Quicksilver Acquisition.

Second Quarter 2007

On May 24, 2007, OLP entered into an Amended and Restated Asset Purchase Agreement with Calumet Florida, L.L.C. (“Calumet”), to acquire certain interests in oil leases and related assets located along the Sunniland Trend in South Florida through the acquisition of a limited liability company that owned all of the purchased assets (the “Calumet Acquisition” or “Calumet Properties”). The Calumet Properties are comprised of five separate oil fields, one 23-mile pipeline serving one field, one storage terminal and rights in a shipping terminal. The transaction closed on May 24, 2007. The purchase price was $100 million with an effective date of January 1, 2007. After adjustments for costs and revenues for the period between the effective date and the closing, including interest paid to the seller and after taking into account approximately 218,000 barrels of crude oil held in storage as of the closing date, and including acquisition related costs, the Partnership’s purchase price was approximately $108.1 million. The acquisition was financed through the Partnership’s sale of Common Units through a private placement. The acquiring subsidiary is a partnership and thus no deferred taxes were recognized for this transaction. The Partnership has made a preliminary allocation of the purchase price of $108.1 million, including approximately $0.4 million in acquisition costs to the assets acquired and liabilities assumed as follows:

Thousands of dollars
Inventories	$10,533
Intangible assets	3,377
Oil and gas properties	98,131
Non oil and gas assets	672
Asset retirement obligation	(3,843)
Other current liabilities	(777)
$108,093

The preliminary purchase price allocation is based on discounted cash flows, quoted market prices and estimates made by management. The most significant assumptions related to the estimated fair values assigned to oil and gas properties with proved reserves. To estimate the fair values of these properties, estimates of oil and gas reserves were prepared by management in consultation with independent engineers. We applied estimated future prices to the estimated reserve quantities acquired, and estimated future operating and development costs, to arrive at estimates of future net revenues. For estimated proved reserves, the future net revenues were discounted using a cost of capital rate determined to be appropriate at the time of the acquisition. There were no estimated quantities of hydrocarbons other than proved reserves allocated in the purchase price of the Calumet Acquisition. The purchase price included the fair value attributable to the oil inventories held in storage at the closing date. The Partnership assumed certain crude oil sales contracts for the remainder of 2007 and for 2008 through 2010. An intangible asset was established to value the portion of the crude oil contracts that were above market at closing in the purchase price allocation. Realized gains from these contracts will be recognized as part of oil sales and the intangible asset will be amortized over the life of the contracts. The purchase price allocation is subject to final closing adjustments which are expected to be completed in the fourth quarter.

On May 25, 2007, OLP entered into a Purchase and Sale Agreement with TIFD X-III LLC (“TIFD”), pursuant to which it acquired TIFD’s 99% limited partner interest in BreitBurn Energy Partners I, L.P. (“BEPI”) for a total purchase price of approximately $82 million (the “BEPI Acquisition”). BEPI owns properties in the East Coyote and Sawtelle Fields in the Los Angeles Basin in California. The general partner of BEPI is an affiliate of the general partner of the Partnership in which the Partnership has no ownership interest. As part of the transaction, BEPI distributed to an affiliate of TIFD a 1.5% overriding royalty interest in the oil and gas produced by BEPI from the two fields. The burden of the 1.5% override will be borne solely through the Partnership’s interest in BEPI. In connection with the acquisition, the Partnership also paid approximately $10.4 million to terminate existing hedge contracts related to future production from BEPI.

The BEPI Acquisition, including the termination of existing hedge contracts, was financed through the Partnership’s sale of Common Units in a private placement. The acquiring subsidiary is a partnership and thus no deferred taxes were recognized for this transaction. The Partnership has made a preliminary allocation of the purchase price of $92.5 million including approximately $0.1 million in acquisition costs to the assets acquired and liabilities assumed as follows:

Thousands of dollars
Current assets	$2,813
Oil and gas properties	92,980
Current liabilities	(2,282)
Asset retirement obligation	(582)
Other liabilities	(398)
$92,531

The preliminary purchase price allocation is based on discounted cash flows, quoted market prices and estimates made by management. The most significant assumptions related to the estimated fair values assigned to oil and gas properties with proved reserves. To estimate the fair values of these properties, estimates of oil and gas reserves were prepared by management in consultation with independent engineers. We applied estimated future prices to the estimated reserve quantities acquired, and estimated future operating and development costs, to arrive at estimates of future net revenues. For estimated proved reserves, the future net revenues were discounted using a cost of capital rate determined appropriate at the time of the acquisition. There were no quantities of hydrocarbons other than proved reserves identified with the BEPI Acquisition. The purchase price allocation is subject to final closing adjustments which are expected to be completed within one year of the acquisition date.

In April 2007, the Partnership also completed the purchase of interests in certain oil and gas properties in Wyoming for approximately $0.9 million in cash.

First Quarter 2007

On January 23, 2007, the Partnership completed the purchase of certain oil and gas properties, known as the “Lazy JL Field” in the Permian Basin of Texas, including related property and equipment. The purchase price for the Lazy JL Field acquisition was approximately $29.0 million in cash, and was financed through borrowings under the Partnership’s existing revolving credit facility. The transaction was accounted for using the purchase method in accordance with SFAS No. 141 and was effective January 1, 2007. The purchase price was allocated to the assets acquired and liabilities assumed as follows:

Thousands of dollars
Oil and gas properties	$29,309
Asset retirement obligation	(282)
Other	2
$29,029

In March 2007, the Partnership also completed the purchase of certain oil and gas properties in California for approximately $1.0 million in cash.

5.	Income Taxes

The Partnership and most of its subsidiaries are partnerships or limited liability companies treated as partnerships for federal and state income tax purposes. Essentially all of the Partnership’s taxable income or loss, which may differ considerably from the net income or loss reported for financial reporting purposes, is passed through to the federal income tax returns of its members. As such, no federal income tax for these entities has been provided for in the accompanying financial statements. State income taxes were immaterial. However, the Partnership has two wholly owned subsidiaries, which are Subchapter C-corporations, as defined in the Internal Revenue Code that are subject to federal and state income taxes. In the period of October 10, 2006 through October 31, 2007, the subsidiaries recorded $0.6 million tax benefit in federal deferred taxes.

Effective January 1, 2007, the Partnership implemented FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109 (“FIN 48”), which clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements. A company can only recognize the tax position in the financial statements if the position is more-likely-than-not to be upheld on audit based only on the technical merits of the tax position. This accounting standard also provides guidance on thresholds, measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition that is intended to provide better financial-statement comparability among different companies.

The Partnership performed an evaluation as of January 1, 2007 and concluded that there were no uncertain tax positions requiring recognition in its financial statements. The adoption of this standard did not have an impact on the Partnership’s financial position, results of operations or cash flows.

6.	Inventory

The Partnership, through its Calumet Acquisition (see note 4-Acquisitions), had oil inventories at October 31, 2007. Oil inventories are carried at the lower of cost to produce or market price. Inventories purchased through the acquisition are carried in inventory based on the purchase price allocation detailed in note 4-Acquisitions. At May 24, 2007, we allocated $10.5 million to the inventories purchased. After the acquisition date, the Partnership sold this purchased inventory and $10.5 million was charged to the consolidated statement of operations as inventory cost. After May 24, 2007, inventory additions were at cost and represent the Partnership’s production costs. The Partnership matches production expenses with crude oil sales. Production expenses associated with unsold crude oil inventory are recorded to inventory. Crude oil sales are a function of the number and size of crude oil shipments in each quarter and thus crude oil sales do not always coincide with volumes produced in a given quarter. For the period of October 10, 2006 through October 31, 2007, the Partnership recorded $7.0 million of cost of sales related to sales of inventory and is included in operating costs.

7.	Related Party Transactions

The Partnership and its subsidiaries do not have any employees. The Partnership is managed by its general partner, the executive officers of which are employees of BreitBurn Management. The Partnership’s assets are operated, and its administrative needs are provided under its Administrative Services Agreement with BreitBurn Management. BreitBurn Management also manages the operations of BreitBurn Energy, and the employees of BreitBurn Management devote a portion of their time to the operation of BreitBurn Energy’s business.

Under the Administrative Services Agreement, the Partnership reimburses BreitBurn Management for all direct and indirect expenses it incurs in connection with the services it performs for the Partnership (including salary, bonus, incentive compensation and other amounts paid to executive officers). To the extent that the services performed by BreitBurn Management benefit both the Partnership and BreitBurn Energy, each of the Partnership and BreitBurn Energy are required to reimburse BreitBurn Management in proportion to the benefits each of them receives. BreitBurn Management generally allocates the costs of the services of BreitBurn Management personnel providing services to both entities based on BreitBurn Management’s good-faith determination of actual time spent performing the services, plus expenses. During 2006, if services performed by BreitBurn Management benefiting both the Partnership and BreitBurn Energy could not be allocated on the basis of actual time spent on each entity, then such expenses were allocated to each entity in the same proportion as the aggregate barrels of oil equivalents produced by each entity related to the aggregate barrels of oil equivalents produced by both entities combined during the same period. For 2007, the allocation methodology has been changed to reflect the fact that the most intense portion of the Partnership’s initial public offering startup is now complete and a more balanced allocation of resources between the Partnership and BreitBurn Energy is expected. BreitBurn Management currently allocates its expenses between us and BreitBurn Energy on the basis of which entity received the services to which specific expenses relate or, in instances where expenses relate to services provided for the benefit of both entities, by allocating 51% of such expenses to the Partnership and 49% of such expenses to BreitBurn Energy. This allocation split for 2007 was derived from a weighted average of three components that were forecasted for the Partnership and BreitBurn Energy: (i) the proportionate level of 2007 forecasted gross barrels of oil equivalents production; (ii) the proportionate level of 2007 forecasted operating expenses; and (iii) the proportionate level of 2007 forecasted capital expenditures. BreitBurn Management will continue from time to time to review the methodology utilized to allocate costs, including reviewing the impacts of acquisitions, capital programs, and other factors, and may modify the methodology to appropriately reflect the value attributable to the Partnership.

During the period of October 10, 2006 through October 31, 2007, the Partnership incurred approximately $29.9 million in direct and indirect general and administrative expenses from BreitBurn Management. The Partnership reimbursed BreitBurn Management $22.1 million under the Administrative Services Agreement during period of October 10, 2006 through October 31, 2007.

In connection with the BEPI acquisition, the Partnership paid approximately $10.4 million to terminate existing hedge contracts related to future production from BEPI.

8.	Financial Instruments

Fair Value of Financial Instruments

The Partnership’s commodity price risk management program is intended to reduce its exposure to commodity prices and to assist with stabilizing cash flow and distributions. Routinely, the Partnership utilizes derivative financial instruments to reduce this volatility. With respect to derivative financial instruments, the Partnership could be exposed to losses if a counterparty fails to perform in accordance with the terms of the contract. This risk is managed by diversifying the derivative portfolio among counterparties meeting certain financial criteria. In addition, the derivative instruments utilized by the Partnership are based on index prices that may and often do differ from the actual crude oil prices realized in its operations. These variations often result in a lack of adequate correlation to enable these derivative instruments to qualify for cash flow hedges under SFAS No. 133. Accordingly, the Partnership does not attempt to account for its derivative instruments as cash flow hedges and instead recognizes changes in the fair value immediately in earnings. The following table summarizes the Partnership’s results relating to its derivative instruments:

Period of
October 10, 2006
through
Thousands of dollars	October 31, 2007

Realized gain on derivative instruments	$1,411
Unrealized loss on derivative instruments	(102,857)
Losses on derivative instruments, net	$(101,446)

In September 2007, in connection with the Quicksilver Acquisition (as defined below), the Partnership entered certain commodity swaps for crude oil and natural gas that were contingent upon the closing of the acquisition. The crude oil contracts settle against NYMEX WTI and the natural gas contracts settle against Natural Gas - Michcon City Gate Inside FERC. During September and October 2007, the Partnership recorded net unrealized losses of $42 million related to these commodity swaps (see note 12-Subsequent Events).

While the Partnership’s commodity price risk management program is intended to reduce its exposure to commodity prices and assist with stabilizing cash flow and distributions, to the extent the Partnership has hedged a significant portion of its expected production and the cost for goods and services increase, the Partnership’s margins would be adversely affected.

9.	Stock and Other Valuation-Based Compensation Plans

Effective January 1, 2006, the Predecessor adopted the fair value recognition provisions of SFAS No. 123(R), Share-Based Payments. SFAS No. 123(R) requires that the compensation expense relating to share-based payment transactions be recognized in financial statements. BreitBurn Management as successor is following the same method as BreitBurn Energy, the Predecessor. In 2006, the cumulative effect of adoption of SFAS No. 123(R) was a benefit of approximately $0.6 million.

Stock-based compensation expense for the period of October 10, 2006 through October 31, 2007 was $15.5 million. The amount of stock-based compensation included in general and administrative expenses (“G&A”) was $15.1 million. The remaining amount of stock-based compensation was included in operating costs.

During 2007, the Partnership granted 98,652 Partnership based performance and restricted units under the Partnership’s 2006 Long-Term Incentive Plan, of which 1,437 units were forfeited. Upon vesting, the Partnership based performance units can be settled in either cash or Common Units at the option of the holder while the restricted units are settled in cash. In addition, the Partnership granted 17,447 Partnership based performance units to the non-employee directors of its general partner, which will be settled in Common Units.

For detailed information on the Partnership’s various compensation plans, see the Partnership’s 2006 Annual Report on Form 10-K.

10.	Commitments and Contingencies

The Partnership is involved in various lawsuits, claims and inquiries, most of which are routine to the nature of its business. In the opinion of the management, the resolution of these matters will not have a material effect on the Partnership’s results of operations.

For the Partnership’s newly acquired properties in Florida, there are a limited number of alternative methods of transportation for its production. Substantially all of the Partnership’s oil production is transported by pipelines, trucks and barges owned by third parties. The inability or unwillingness of these parties to provide transportation services for a reasonable fee could result in the Partnership having to find transportation alternatives, increased transportation costs, or involuntary curtailment of its oil production in Florida, which could have a negative impact on its future consolidated results of operations.

In connection with the recent private placements of Common Units to finance the Calumet Acquisition and the BEPI Acquisition, the Partnership agreed to file a shelf registration statement to register the Common Units it sold. If the shelf registration statement is not effective within 275 days after the closing of such private placements, then the Partnership must pay the Purchasers liquidated damages. The Partnership believes that it will be able to meet these requirements and does not expect to incur any damages. See note 12 - Subsequent Events regarding additional Common Units sold in additional private placements, which closed on November 1, 2007, and the discussion relating to liquidated damages in the event shelf registration statements are not effective within the applicable deadlines.

On October 2, 2007, the Partnership received a notice from the Internal Revenue Service (“IRS”) claiming a penalty amount due of $1.8 million for a late-filed informational Partnership return for the 2006 tax year. During 2007, the Partnership timely filed K-1 forms for each of its limited partners. The Partnership also believed that it had timely filed its 2006 tax return based on information it received from its tax advisors that the extension for its 2006 Partnership return was being timely filed. The 2006 extension was not timely filed by the Partnership's tax advisors.

The Partnership requested a waiver or a substantial reduction in the penalty from the IRS commensurate with the Partnership’s good faith belief that any necessary extensions had been requested, the technical nature of the violation with no late payment of taxes or reporting of information, the fact that all Schedule K-1 information was reported timely to all its partners, and the fact the Partnership return at issue was filed well within what would have been the automatic 6-month extension period. On November 28, 2007, the IRS waived the penalty in its entirety and we now consider the matter resolved.

11.	Minority Interests

The Partnership, through the BEPI Acquisition, (see note 4-Acquisitions) acquired the limited partner interest (99%) of BEPI. As such, the Partnership is fully consolidating the results of BEPI and thus is recognizing a minority interest liability representing the book value of the general partner’s interests. The general partner of BEPI holds a 35% reversionary interest under the existing limited partnership agreement applicable to the properties. This reversionary interest is expected to occur at a defined payout, which currently is estimated to occur in 2015 based on current price and cost projections.

12.	Subsequent Events

Distribution

On November 14, 2007, the Partnership paid a cash distribution of approximately $29.9 million, or $0.4425 per Common Unit, in respect of its third quarter of operations in 2007 to its general partner and common unitholders of record as of the close of business on November 12, 2007.

Completion of Quicksilver Acquisition and Related Registration Rights Agreement

On November 1, 2007, the Partnership completed the acquisition of certain assets (the “QRI Assets”) and equity interests (the “Equity Interests”) in certain entities from Quicksilver Resources Inc. (“Quicksilver” or “QRI”) in exchange for $750 million in cash and 21,347,972 Common Units (the “Quicksilver Acquisition”). The issuance of Common Units to QRI was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof. Pursuant to the terms and conditions of the Contribution Agreement entered into by OLP and QRI, dated as of September 11, 2007 (the “Contribution Agreement”), OLP completed the Quicksilver Acquisition. OLP acquired all of QRI’s natural gas, oil and midstream assets in Michigan, Indiana and Kentucky. The midstream assets in Michigan, Indiana and Kentucky consist of gathering, transportation, compression and processing assets that transport and process the Partnership’s production and third party gas.

The preliminary purchase price allocations are based on preliminary reserve reports, quoted market prices and estimates by management. To estimate the fair values of acquired oil and gas reserves, we utilized our reserve engineers’ estimates of oil and natural gas proved reserves to arrive at estimates of future cash flows net of operating and development costs. The estimated future net cash flows were discounted at a weighted average cost of capital. An independent firm was retained to review the Partnership’s valuation process and the firm concluded the Partnership’s cash flow analysis is reasonable. The firm also assisted the Partnership in a preliminary valuation review of the acquired fixed assets including gas plants, pipelines and compression facilities. The preliminary purchase price allocation is subject to final closing adjustments and determination of tangible assets related to wells and facilities. As the Partnership has more access to the QRI Assets’ operating and financial data, there could be changes in valuation of the acquired assets and liabilities. The Partnership expects to finalize the purchase price allocation within one year of the acquisition date.

The Partnership’s preliminary purchase price allocation is presented below:

Purchase Price (Thousands of dollars)
Proceeds from sale of units to private investors *	$441,495
Proceeds from borrowings	316,382
Total cash	757,877

Fair market value of units issued to Quicksilver	700,000
Total Purchase Price	$1,457,877

* Net of fees and other costs of approximately $8.5 million.

In connection with the Quicksilver Acquisition, the Partnership entered into a registration rights agreement with QRI (the “QRI Registration Rights Agreement”), dated November 1, 2007. Pursuant to the QRI Registration Rights Agreement, the Partnership is required to file a shelf registration statement to register the common units issued to QRI pursuant to the Contribution Agreement entered into by the Partnership and QRI, and use its commercially reasonable efforts to cause the registration statement to become effective within one year of the closing date (the “QRI Registration Deadline”). In addition, the QRI Registration Rights Agreement gives QRI piggyback registration rights under certain circumstances. These registration rights are transferable to affiliates of QRI and, in certain circumstances, third parties. If the shelf registration statement is not effective by the QRI Registration Deadline, then the Partnership must pay QRI liquidated damages.

In connection with the Quicksilver Acquisition, the Partnership entered into a Transition Services Agreement (the “Transition Services Agreement”) with QRI. Under the terms of the Transition Services Agreement, QRI agreed to provide OLP certain land administrative, accounting and marketing services. In consideration for the land administrative and accounting services, the Partnership agreed to pay QRI monthly fees of $30,000 and $220,000, respectively. In consideration for the marketing services, the Partnership agreed to pay QRI a monthly fee determined by multiplying the total number of Mcfe sold during the previous month multiplied by $0.02. The term of the Transition Services Agreement commences on November 1, 2007 and terminates on the earlier of (i) March 31, 2008 or (ii) the date on which OLP has assumed responsibility for all of the services provided for in the Transition Services Agreement.

Unit Purchase Agreement and Related Registration Rights Agreement

On November 1, 2007, the Partnership sold 16,666,667 Common Units, at a negotiated purchase price of $27.00 per unit, to certain investors (the “Investors”). The Partnership used the proceeds from such sale to fund a portion of the cash consideration for the Quicksilver Acquisition.

In connection with the closing of the private placement, the Partnership entered into an agreement with the Investors to file a shelf registration statement to register the Common Units sold in the private placement and use its commercially reasonable efforts to cause the registration statement to become effective within 275 days of the applicable closing date. In addition, the agreement gives the Investors piggyback registration rights under certain circumstances. These registration rights are transferable to affiliates of the Investors and, in certain circumstances, to third parties. If the shelf registration statement is not effective within 275 days of the closing date, then the Partnership must pay the Investors liquidated damages. The private placement wasmade in reliance upon an exemption from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof.

Amended and Restated Credit Agreement

On November 1, 2007, in connection with the Quicksilver Acquisition, OLP, as borrower, and the Partnership and its wholly owned subsidiaries, as guarantors, entered into a four year, $1.5 billion amended and restated revolving credit facility with Wells Fargo Bank, N.A., Credit Suisse Securities (USA) LLC and a syndicate of banks (the “Amended and Restated Credit Agreement”). The initial borrowing base of the Amended and Restated Credit Agreement is $700 million. Under the Amended and Restated Credit Agreement, borrowings may be used (i) to pay a portion of the purchase price for the Quicksilver Acquisition, (ii) for standby letters of credit, (iii) for working capital purposes, (iv) for general company purposes and (v) for certain permitted acquisitions and payments enumerated by the credit facility. Borrowings under the Amended and Restated Credit Agreement are secured by a first-priority lien on and security interest in all of the Partnership’s and certain of its subsidiaries’ assets. OLP borrowed approximately $316.4 million under the Amended and Restated Credit Agreement to fund a portion of the cash consideration for the Quicksilver Acquisition and to pay related transaction expenses.  As of November 2, 2007, approximately $328 million in indebtedness was outstanding under the Amended and Restated Credit Agreement.

The Amended and Restated Credit Agreement contains (i) financial covenants, including leverage, current assets and interest coverage ratios, and (ii) customary covenants, including restrictions on the Partnership’s ability to: incur additional indebtedness; make certain investments, loans or advances; make distributions to unitholders or repurchase units if aggregated letters of credit and outstanding loan amounts exceed 90% of its borrowing base; make dispositions; or enter into a merger or sale of its property or assets, including the sale or transfer of interests in its subsidiaries.

The events that constitute an Event of Default (as defined in the Amended and Restated Credit Agreement) include: payment defaults; misrepresentations; breaches of covenants; cross-default and cross-acceleration to certain other indebtedness; adverse judgments against the Partnership in excess of a specified amount; changes in management or control; loss of permits; failure to perform under a material agreement; certain insolvency events; assertion of certain environmental claims; and occurrence of a material adverse effect.